Global. Connected. Sustainable.

4Q
20

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Fourth Quarter 2020

Financial Supplement
Corporate Information	Fourth Quarter 2020

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of December 31, 2020, the company’s 291 data centers, including 43 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 35.9 million square feet, excluding approximately 5.4 million square feet of space under active development and 2.3 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Executive Vice President, Global Sales & Marketing: Corey J. Dyer
Executive Vice President, Operations: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

	Bank of America		BMO Capital			Cowen &
Argus Research	Merrill Lynch	Barclays	Markets	Berenberg	Citigroup	Company
Angus Kelleher	Michael Funk	Tim Long	Ari Klein	Nate Crossett	Michael Rollins	Colby Synesael
(212) 425-7500	(646) 855-5664	(212) 526-4043	(212) 885-4103	(646) 949-9030	(212) 816-1116	(646) 562-1355

Credit Suisse	Deutsche Bank	Edward Jones	Green Street Advisors	J.P. Morgan	Jefferies	KeyBanc Capital
Sami Badri	Matthew Niknam	Kyle Sanders	David Guarino	Richard Choe	Jonathan Petersen	Jordan Sadler
(212) 538-1727	(212) 250-4711	(314) 515-0198	(949) 640-8780	(212) 662-6708	(212) 284-1705	(917) 368-2280

Mizuho Securities	MoffettNathanson	Morgan Stanley	Morningstar	New Street Research	RBC Capital Markets	Raymond James
Omotayo Okusanya	Nick Del Deo	Simon Flannery	Matthew Dolgin	Spencer Kurn	Jonathan Atkin	Frank Louthan
(646) 949-9672	(212) 519-0025	(212) 761-6432	(312) 696-6783	(212) 921-2067	(415) 633-8589	(404) 442-5867

Robert W. Baird	Stifel	TD Securities	Truist Securities	UBS	Wells Fargo	William Blair
David Rodgers	Erik Rasmussen	Jonathan Kelcher	Gregory Miller	John Hodulik	Eric Luebchow	James Breen
(216) 737-7341	(212) 271-3461	(416) 307-9931	(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at https://www.digitalrealty.com/.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2020

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19
High price	$159.58	$165.49	$158.36	$143.61	$136.32
Low price	$126.79	$138.71	$127.12	$105.00	$112.32
Closing price, end of quarter	$139.51	$146.76	$142.11	$138.91	$119.74
Average daily trading volume	1,666,992	1,427,781	2,483,290	3,631,748	1,624,959
Indicated dividend per common share (1)	$4.48	$4.48	$4.48	$4.48	$4.32
Closing annual dividend yield, end of quarter	3.2%	3.1%	3.2%	3.2%	3.6%
Shares and units outstanding, end of quarter (2)	288,335,993	288,087,282	276,686,892	272,068,948	217,743,913
Closing market value of shares and units outstanding (3)	$40,225,753	$42,279,688	$39,319,974	$37,793,099	$26,072,656

(1)	On an annualized basis.
(2)	As of December 31, 2020, the total number of shares and units includes 280,289,726 shares of common stock, 6,212,369 common units held by third parties and 1,833,898 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of December 31, 2020	Fourth Quarter 2020

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	280,289,726	97.2%
Third-Party Unitholders	6,212,369	2.2%
Directors, Officers and Others (3)	1,833,898	0.6%
Total	288,335,993	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 280,289,726 general partnership common units, 6,212,369 common units held by third parties and 1,833,898 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series C, series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2020

Shares and Units at End of Quarter	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19
Common shares outstanding	280,289,726	279,920,621	268,399,073	263,595,562	208,900,758
Common units outstanding	8,046,267	8,166,661	8,287,819	8,473,386	8,843,155
Total Shares and Partnership Units	288,335,993	288,087,282	276,686,892	272,068,948	217,743,913

Enterprise Value
Market value of common equity (1)	$40,225,753	$42,279,688	$39,319,974	$37,793,099	$26,072,656
Liquidation value of preferred equity	956,250	1,206,250	1,456,250	1,456,250	1,456,250
Total debt at balance sheet carrying value	13,304,717	12,874,760	12,371,621	12,251,332	10,122,448
Total Enterprise Value	$54,486,720	$56,360,698	$53,147,845	$51,500,681	$37,651,354
Total debt / total enterprise value	24.4%	22.8%	23.3%	23.8%	26.9%
Debt-plus-preferred-to-total-enterprise-value	26.2%	25.0%	26.0%	26.6%	30.8%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$27,286,333	$25,712,654	$24,566,041	$23,883,615	$20,053,853
Total Assets	36,076,291	35,435,333	33,862,636	33,113,300	23,068,131
Total Liabilities	17,587,944	16,995,581	16,139,403	15,896,733	12,418,566

Selected Operating Data
Total operating revenues	$1,062,609	$1,024,668	$992,995	$823,337	$787,463
Total operating expenses	902,345	880,263	840,184	723,288	648,530
Interest expense	77,848	89,499	79,874	85,800	80,880
Net income / (loss)	59,510	(1,452)	75,978	228,698	349,326
Net income / (loss) available to common stockholders	44,178	(37,368)	53,676	202,859	315,577

Financial Ratios
EBITDA (2)	$534,839	$487,033	$494,205	$587,930	$669,734
Adjusted EBITDA (3)	578,156	568,054	558,690	482,093	475,366
Net Debt to Adjusted EBITDA (4)	6.1x	5.6x	5.7x	6.6x	5.7x
Interest expense	77,848	89,499	79,874	85,800	80,880
Fixed charges (5)	103,198	122,590	114,219	117,560	111,674
Interest coverage ratio (6)	5.8x	5.2x	5.6x	4.6x	4.7x
Fixed charge coverage ratio (7)	5.1x	4.4x	4.6x	3.8x	3.9x

Profitability Measures
Net income / (loss) per common share - basic	$0.16	($0.14)	$0.20	$0.91	$1.51
Net income / (loss) per common share - diluted	$0.16	($0.14)	$0.20	$0.90	$1.50
Funds from operations (FFO) / diluted share and unit (8)	$1.45	$1.19	$1.49	$0.91	$1.62
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.61	$1.54	$1.54	$1.53	$1.62
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.41	$1.47	$1.50	$1.44	$1.41
Dividends per share and common unit	$1.12	$1.12	$1.12	$1.12	$1.08
Diluted FFO payout ratio (8) (10)	77.1%	94.0%	75.3%	122.8%	66.8%
Diluted Core FFO payout ratio (8) (11)	69.5%	72.9%	72.7%	73.2%	66.7%
Diluted AFFO payout ratio (9) (12)	79.5%	76.0%	74.5%	78.0%	76.6%

Portfolio Statistics
Buildings (13)	307	301	292	226	225
Data Centers (13)	291	284	280	213	213
Cross-connects (13)(14)	164,000	162,000	160,000	91,600	81,000
Net rentable square feet, excluding development space (13)	35,876,316	35,362,293	34,014,743	29,751,501	29,031,962
Occupancy at end of quarter (15)	86.3%	85.9%	85.7%	87.2%	86.8%
Occupied square footage (13)	30,955,049	30,380,962	29,137,446	25,955,208	25,197,701
Space under active development (16)	5,391,969	5,402,552	6,020,444	4,315,469	4,471,083
Space held for development (17)	2,290,810	2,423,801	2,234,248	1,676,219	1,758,489
Weighted average remaining lease term (years) (18)	4.7	4.8	4.8	5.1	5.2
Same-capital occupancy at end of quarter (15) (19)	87.1%	87.5%	87.5%	87.3%	87.1%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2020

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series C, series G, series I, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents, divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019-2020, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Fourth Quarter 2020

DIGITAL REALTY REPORTS FOURTH QUARTER 2020 RESULTS

Austin, TX — February 11, 2021 — Digital Realty (NYSE: DLR), a leading global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the fourth quarter of 2020. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

◾	Reported net income available to common stockholders of $0.16 per share in 4Q20, compared to net income available to common stockholders of $1.50 in 4Q19
◾	Reported FFO per share of $1.45 in 4Q20, compared to $1.62 in 4Q19
◾	Reported core FFO per share of $1.61 in 4Q20, compared to $1.62 in 4Q19
◾	Signed total bookings during 4Q20 expected to generate $130 million of annualized GAAP rental revenue, including a $12 million contribution from interconnection
◾	Introduced core FFO per share outlook from $6.40-$6.50

Financial Results

Digital Realty reported revenues for the fourth quarter of 2020 of $1.1 billion, a 4% increase from the previous quarter and a 35% increase from the same quarter last year.

The company delivered fourth quarter of 2020 net income of $60 million, and net income available to common stockholders of $44 million, or $0.16 per diluted share, compared to a net loss available to common stockholders of ($0.14) per diluted share in the previous quarter and net income available to common stockholders of $1.50 per diluted share in the same quarter last year.

Digital Realty generated fourth quarter of 2020 Adjusted EBITDA of $578 million, a 2% increase from the previous quarter and a 22% increase over the same quarter last year.

The company reported fourth quarter of 2020 funds from operations of $420 million, or $1.45 per share, compared to $1.19 per share in the previous quarter and $1.62 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered fourth quarter of 2020 core FFO per share of $1.61, a 5% increase from $1.54 per share in the previous quarter, and a 1% decrease from $1.62 per share in the same quarter last year.

Leasing Activity

In the fourth quarter, Digital Realty signed total bookings expected to generate $130 million of annualized GAAP rental revenue, including a $12 million contribution from interconnection.

“We closed 2020 with a strong finish, delivering record bookings for the full year,” said Digital Realty Chief Executive Officer A. William Stein. “This tremendous achievement is a testament to the consistent execution and growth across our global platform. Our book of business outside the Americas has expanded meaningfully, while our colocation and interconnection business represents a rapidly growing share as we continue to gain traction with enterprise customers as well as service providers. We look forward to building upon this momentum into 2021 and beyond, and we remain confident that our global platform will continue to deliver sustainable growth for all stakeholders.”

The weighted-average lag between leases signed during the fourth quarter of 2020 and the contractual commencement date was nine months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $156 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2020 rolled up 1.0% on a cash basis and up 3.4% on a GAAP basis.

Digital Realty Trust
Earnings Release	Fourth Quarter 2020

New leases signed during the fourth quarter of 2020 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$11,787	47,661	$247	4.3	$226
> 1 MW	20,285	175,729	115	19.2	88
Other (1)	611	12,931	47	—	—
Total	$32,683	236,321	$138	23.6	$113

EMEA (2)
0-1 MW	$12,968	55,393	$234	3.9	$274
> 1 MW	51,718	439,791	118	38.6	112
Other (1)	74	753	98	—	—
Total	$64,760	495,937	$131	42.5	$127

Asia Pacific (2)
0-1 MW	$6,292	18,967	$332	1.0	$525
> 1 MW	9,820	86,105	114	8.7	94
Other (1)	4,678	135,178	35	—	—
Total	$20,790	240,250	$87	9.7	$138

All Regions (2)
0-1 MW	$31,047	122,021	$254	9.3	$279
> 1 MW	81,824	701,625	117	66.5	103
Other (1)	5,363	148,862	36	—	—
Total	$118,234	972,507	$122	75.8	$124

Interconnection	$12,110	N/A	N/A	N/A	N/A

Grand Total	$130,344	972,507	$122	75.8	$124

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended December 31, 2020.

Investment Activity

During the fourth quarter of 2020, Digital Realty closed on the previously announced acquisition of Lamda Hellix, the largest carrier-neutral colocation and interconnection provider in Greece.

Likewise during the fourth quarter of 2020, Digital Realty closed on the previously announced acquisition of the Neckerman expansion parcel within approximately one kilometer of the Hanauer Landstraße campus for €177 million, or approximately $217 million. The expansion parcel totals 107,000 square meters, will support the development of up to 180 megawatts of additional IT capacity and will be fully connected to the existing campus.

During the fourth quarter of 2020, Digital Realty acquired a building in Paris, France previously subject to a leasehold for a total purchase price of €6 million, or approximately $7 million. Digital Realty also sold a vacant building in Amsterdam, the Netherlands for €6 million, or approximately $7 million.

Digital Realty Trust
Earnings Release	Fourth Quarter 2020

Balance Sheet

Digital Realty completed the following financing transactions during the fourth quarter of 2020.

◾	In mid-October, Digital Realty redeemed all £300 million of its 4.750% notes due 2023 and redeemed all $250 million of its 5.875% series G preferred stock.
◾	Subsequent to quarter-end, Digital Realty closed an offering of €1.0 billion, or approximately $1.2 billion, of 0.625% Euro bonds due 2031.
◾	Also subsequent to quarter end, Digital Realty redeemed all $350 million of its outstanding 2.75% notes due 2023 and repaid the entire $537 million outstanding balance on its unsecured term loan.

Digital Realty had approximately $13.3 billion of total debt outstanding as of December 31, 2020, comprised of $13.2 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the fourth quarter of 2020, net debt-to-Adjusted EBITDA was 6.1x, debt plus-preferred-to-total enterprise value was 26.2% and fixed charge coverage was 5.1x.

COVID-19

Throughout the COVID-19 global pandemic, Digital Realty’s data centers around the world have remained fully operational in accordance with business continuity and pandemic response plans, prioritizing the health and safety of employees, customers and partners while ensuring service levels are maintained. Digital Realty data centers have been deemed essential operations, allowing for critical personnel to remain in place and continue to provide services and support for customers. Construction activity has been somewhat delayed in a few markets due to government restrictions in certain locations and/or limited availability of labor. In some instances, these delays have impacted scheduled delivery dates. We are monitoring the situation closely and remain in frequent communication with customers, contractors and suppliers. We have proactively managed our supply chain, and we believe we have acquired the vast majority of the equipment needed to complete our 2021 development activities. We believe we have ample liquidity to fund our business needs, given the $109 million of cash on the balance sheet and $2.1 billion of availability under our global revolving credit facilities as of December 31, 2020. While we have not experienced any significant business disruptions from the COVID-19 pandemic to date, we cannot predict what impact the COVID-19 pandemic may have on our future financial condition, results of operations or cash flows due to numerous uncertainties.

Digital Realty Trust
Earnings Release	Fourth Quarter 2020

2021 Outlook

Digital Realty introduced its 2021 core FFO per share outlook of $6.40-$6.50. The assumptions underlying the outlook are summarized in the following table.

As of
Top-Line and Cost Structure	February 11, 2021
Total revenue	$4.250 - $4.350 billion
Net non-cash rent adjustments (1)	($10) - ($15) million
Adjusted EBITDA	$2.300 - $2.350 billion
G&A	$365 - $375 million

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly negative
GAAP basis	Slightly positive
Year-end portfolio occupancy (2)	84.0% - 85.0%
"Same-capital" cash NOI growth (3)	(2.5%) - (3.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.25 - $1.30
U.S. Dollar / Euro	$1.15 - $1.20

External Growth
Dispositions
Dollar volume	$0.6 - $1.0 billion
Cap rate	0.0% - 12.0%
Development
CapEx (4)	$2.0 - $2.3 billion
Average stabilized yields	9.0% - 15.0%
Enhancements and other non-recurring CapEx (5)	$5 - $10 million
Recurring CapEx + capitalized leasing costs (6)	$220 - $230 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.0 - $1.5 billion
Pricing	1.00%
Timing	Early-to-mid 2021

Net income per diluted share	$1.40 - $1.45
Real estate depreciation and (gain) / loss on sale	$4.90 - $4.90
Funds From Operations / share (NAREIT-Defined)	$6.30 - $6.35
Non-core expenses and revenue streams	$0.10 - $0.15
Core Funds From Operations / share	$6.40 - $6.50

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	Reflects inclusion of the Interxion portfolio, which was approximately 75% occupied as of December 31, 2020.
(3)	The “same-capital” pool includes properties owned as of December 31, 2019 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2020-2021, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(4)	Includes land acquisitions.
(5)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(6)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Fourth Quarter 2020

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. ESST / 2:30 p.m. PSST on February 11, 2021, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s Fourth Quarter 2020 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 4603911 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until March 11, 2021. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10150290. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the world’s leading enterprises and service providers by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers a trusted foundation and proven Pervasive Datacenter Architecture (PDx™) solution methodology for scaling digital business and efficiently managing data gravity challenges. Digital Realty’s global data center footprint gives customers access to the connected communities that matter to them with more than 290 facilities in 49 metros across 24 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

Chief Financial Officer

Digital Realty

(415) 738-6500

John J. Stewart / Jim Huseby

Investor Relations

Digital Realty

(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2020

	Three Months Ended					Twelve Months Ended
	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	31-Dec-20	31-Dec-19
Rental revenues	$754,422	$726,441	$698,041	$579,774	$549,733	$2,758,678	$2,266,058
Tenant reimbursements - Utilities	154,937	155,111	141,576	113,520	107,518	565,144	431,215
Tenant reimbursements - Other	62,084	53,654	62,630	56,943	59,641	235,311	235,795
Interconnection & other	86,424	85,725	85,428	69,835	65,576	327,412	263,288
Fee income	4,722	3,687	4,353	2,452	4,814	15,214	11,654
Other	20	50	967	813	181	1,850	1,231
Total Operating Revenues	$1,062,609	$1,024,668	$992,995	$823,337	$787,463	$3,903,609	$3,209,241

Utilities	$169,282	$177,925	$160,173	$129,526	$125,127	$636,905	$505,424
Rental property operating	205,177	180,755	172,474	136,182	129,034	694,588	515,154
Property taxes	42,442	39,732	45,071	42,123	42,541	169,368	159,593
Insurance	3,410	2,926	3,370	3,547	3,055	13,253	12,590
Depreciation & amortization	359,915	365,842	349,165	291,457	275,008	1,366,379	1,163,774
General & administration	101,582	90,431	90,649	62,266	53,540	344,928	207,696
Severance, equity acceleration, and legal expenses	606	920	3,642	1,272	1,130	6,440	3,401
Transaction and integration expenses	19,290	14,953	15,618	56,801	17,106	106,662	27,925
Impairment of investments in real estate	—	6,482	—	—	—	6,482	5,351
Other expenses	641	297	22	114	1,989	1,074	14,118
Total Operating Expenses	$902,345	$880,263	$840,184	$723,288	$648,530	$3,346,079	$2,615,026

Operating Income	$160,264	$144,405	$152,811	$100,049	$138,933	$557,530	$594,215

Equity in earnings (loss) of unconsolidated joint ventures	31,055	(2,056)	(7,632)	(78,996)	11,157	(57,629)	8,067
Gain on sale / deconsolidation	1,684	10,410	—	304,801	267,651	316,895	335,148
Interest and other (expense) income, net	(2,747)	4,348	22,163	(3,542)	10,734	20,222	66,000
Interest (expense)	(77,848)	(89,499)	(79,874)	(85,800)	(80,880)	(333,021)	(353,057)
Income tax (expense) benefit	(3,322)	(16,053)	(11,490)	(7,182)	1,731	(38,047)	(11,995)
Loss from early extinguishment of debt	(49,576)	(53,007)	—	(632)	—	(103,215)	(39,157)
Net Income / (Loss)	$59,510	($1,452)	$75,978	$228,698	$349,326	$362,735	$599,221

Net (income) loss attributable to noncontrolling interests	(1,818)	1,316	(1,147)	(4,684)	(13,042)	(6,333)	(19,460)
Net Income / (Loss) Attributable to Digital Realty Trust, Inc.	$57,692	($136)	$74,831	$224,014	$336,284	$356,402	$579,761

Preferred stock dividends, including undeclared dividends	(13,514)	(20,712)	(21,155)	(21,155)	(20,707)	(76,536)	(74,990)
Issuance costs associated with redeemed preferred stock	—	(16,520)	—	—	—	(16,520)	(11,760)
Net Income / (Loss) Available to Common Stockholders	$44,178	($37,368)	$53,676	$202,859	$315,577	$263,346	$493,011

Weighted-average shares outstanding - basic	280,117,213	270,214,413	267,569,823	222,163,324	208,776,355	260,098,978	208,325,823
Weighted-average shares outstanding - diluted	281,122,368	270,214,413	270,744,408	224,474,295	210,286,278	262,522,508	209,481,231
Weighted-average fully diluted shares and units	288,903,143	281,523,515	278,719,109	232,753,630	218,901,078	270,496,513	218,440,163

Net income / (loss) per share - basic	$0.16	($0.14)	$0.20	$0.91	$1.51	$1.01	$2.37
Net income / (loss) per share - diluted	$0.16	($0.14)	$0.20	$0.90	$1.50	$1.00	$2.35

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2020

	Three Months Ended					Year Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	31-Dec-20	31-Dec-19

Net (Loss) / Income Available to Common Stockholders	$44,178	($37,368)	$53,676	$202,859	$315,577	$263,345	$493,011
Adjustments:
Non-controlling interest operating partnership	1,300	(1,000)	1,400	7,800	13,100	9,500	21,100
Real estate related depreciation & amortization (1)	354,366	358,619	342,334	286,517	271,371	1,341,836	1,149,240
Unconsolidated JV real estate related depreciation & amortization	21,471	19,213	17,123	19,923	21,631	77,730	52,716
(Gain) on real estate transactions	(1,684)	(10,410)	-	(304,801)	(267,651)	(316,895)	(267,651)
Impairment of investments in real estate	-	6,482	-	-	-	6,482	5,351
Funds From Operations - diluted	$419,631	$335,536	$414,533	$212,298	$354,028	$1,381,998	$1,453,767

Weighted-average shares and units outstanding - basic	287,898	278,079	275,545	230,443	217,391	268,073	217,285
Weighted-average shares and units outstanding - diluted (2)	288,903	281,524	278,719	232,754	218,901	270,497	218,440

Funds From Operations per share - basic	$1.46	$1.21	$1.50	$0.92	$1.63	$5.16	$6.69

Funds From Operations per share - diluted (2)	$1.45	$1.19	$1.49	$0.91	$1.62	$5.11	$6.66

	Three Months Ended					Year Ended
Reconciliation of FFO to Core FFO	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	31-Dec-20	31-Dec-19

Funds From Operations - diluted	$419,631	$335,536	$414,533	$212,298	$354,028	$1,381,998	$1,453,767
Termination fees and other non-core revenues (3)	(25)	(5,713)	(21,908)	(2,425)	(5,634)	(30,071)	(53,697)
Transaction and integration expenses	19,290	14,953	15,618	56,801	17,106	106,662	27,925
Loss from early extinguishment of debt	49,576	53,007	-	632	-	103,215	39,157
Issuance costs associated with redeemed preferred stock	-	16,520	-	-	-	16,520	11,760
Severance, equity acceleration, and legal expenses (4)	606	920	3,642	1,272	1,130	6,440	3,401
(Gain) / Loss on FX revaluation	(27,190)	10,312	17,526	81,288	(10,422)	81,936	18,067
(Gain) on contribution to unconsolidated JV, net of related tax	-	-	-	-	-	-	(58,497)
Other non-core expense adjustments	3,353	6,697	22	5,509	(1,511)	15,581	10,618
Core Funds From Operations - diluted	$465,241	$432,232	$429,433	$355,375	$354,697	$1,682,281	$1,452,501

Weighted-average shares and units outstanding - diluted (2)	288,903	281,524	278,719	232,754	218,901	270,497	218,440

Core Funds From Operations per share - diluted (2)	$1.61	$1.54	$1.54	$1.53	$1.62	$6.22	$6.65

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Year Ended
	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	31-Dec-20	31-Dec-19

Depreciation & amortization per income statement	$359,915	$365,842	$349,165	$291,457	$275,008	1,366,379	1,163,774
Non-real estate depreciation	(5,549)	(7,223)	(6,831)	(4,940)	(3,637)	(24,543)	(14,534)
Real Estate Related Depreciation & Amortization	$354,366	$358,619	$342,334	$286,517	$271,371	$1,341,836	$1,149,240

(2)	For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definitions section.
(3)	Includes lease termination fees and certain other adjustments that are not core to our business.
(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2020

	Three Months Ended					Year Ended
Reconciliation of Core FFO to AFFO	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	31-Dec-20	31-Dec-19

Core FFO available to common stockholders and unitholders	$465,241	$432,232	$429,433	$355,375	$354,697	$1,682,281	$1,452,501
Adjustments:
Non-real estate depreciation	5,549	7,223	6,831	4,940	3,637	24,543	14,534
Amortization of deferred financing costs	3,709	3,655	3,661	4,260	3,064	15,285	13,362
Amortization of debt discount/premium	1,033	987	1,011	943	612	3,974	2,353
Non-cash stock-based compensation expense	16,315	15,969	15,060	12,153	8,937	59,497	34,903
Straight-line rental revenue	(14,402)	(10,017)	(10,928)	(15,404)	(13,994)	(50,751)	(55,770)
Straight-line rental expense	3,629	3,934	7,373	1,460	(342)	16,396	1,002
Above- and below-market rent amortization	3,239	2,360	3,794	3,294	4,109	12,687	17,097
Deferred tax (expense) benefit	(4,226)	6,421	(150)	(792)	(998)	1,253	(18,792)
Leasing compensation & internal lease commissions (1)	10,506	6,052	1,739	2,793	3,646	21,090	14,506
Recurring capital expenditures (2)	(83,571)	(53,683)	(38,796)	(34,677)	(54,731)	(210,727)	(180,713)

AFFO available to common stockholders and unitholders (3)	$407,022	$415,133	$419,028	$334,345	$308,637	$1,575,528	$1,294,983

Weighted-average shares and units outstanding - basic	287,898	278,079	275,545	230,443	217,391	268,073	217,285
Weighted-average shares and units outstanding - diluted (4)	288,903	281,524	278,719	232,754	218,901	270,497	218,440

AFFO per share - diluted (4)	$1.41	$1.47	$1.50	$1.44	$1.41	$5.82	$5.93

Dividends per share and common unit	$1.12	$1.12	$1.12	$1.12	$1.08	$4.48	$4.32

Diluted AFFO Payout Ratio	79.5%	76.0%	74.5%	78.0%	76.6%	76.9%	72.9%

	Three Months Ended					Year Ended
Share Count Detail	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	31-Dec-20	31-Dec-19

Weighted Average Common Stock and Units Outstanding	287,898	278,079	275,545	230,443	217,391	268,073	217,285
Add: Effect of dilutive securities	1,005	3,445	3,174	2,311	1,510	2,424	1,155
Weighted Avg. Common Stock and Units Outstanding - diluted	288,903	281,524	278,719	232,754	218,901	270,497	218,440

(1)	The company adopted ASC 842 in the first quarter of 2019.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(4)	For all periods presented, we have excluded the effect of dilutive series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series G, series H, series I, series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2020

	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19
Assets
Investments in real estate:
Real estate	$23,142,988	$22,125,486	$20,843,273	$20,477,290	$16,886,592
Construction in progress	2,768,326	2,328,654	2,514,324	2,204,869	1,732,555
Land held for future development	226,862	198,536	175,209	137,447	147,597
Investments in real estate	$26,138,175	$24,652,676	$23,532,806	$22,819,606	$18,766,744
Accumulated depreciation and amortization	(5,555,221)	(5,250,140)	(4,945,534)	(4,694,713)	(4,536,169)
Net Investments in Properties	$20,582,954	$19,402,536	$18,587,272	$18,124,893	$14,230,575
Investment in unconsolidated joint ventures	1,148,158	1,059,978	1,033,235	1,064,009	1,287,109
Net Investments in Real Estate	$21,731,112	$20,462,514	$19,620,507	$19,188,902	$15,517,684

Cash and cash equivalents	$108,501	$971,305	$505,174	$246,480	$89,817
Accounts and other receivables (1)	603,111	585,506	542,750	527,699	305,501
Deferred rent	528,180	510,627	496,684	484,179	478,744
Customer relationship value, deferred leasing costs & other intangibles, net	3,122,904	3,106,414	3,128,140	3,500,588	2,195,324
Acquired above-market leases, net	43,294	50,080	57,535	66,033	74,815
Goodwill	8,330,996	8,012,256	7,791,522	7,466,046	3,363,070
Assets associated with real estate held for sale	—	—	10,981	—	229,934
Operating lease right-of-use assets (2)	1,386,959	1,363,285	1,375,427	1,364,621	628,681
Other assets	221,234	373,346	333,916	268,752	184,561
Total Assets	$36,076,291	$35,435,333	$33,862,636	$33,113,300	$23,068,131

Liabilities and Equity
Global unsecured revolving credit facilities	$531,905	$124,082	$64,492	$603,101	$234,105
Unsecured term loans	536,580	512,642	799,550	771,425	810,219
Unsecured senior notes, net of discount	11,997,010	11,999,170	11,268,753	10,637,006	8,973,190
Secured debt, net of premiums	239,222	238,866	238,826	239,800	104,934
Operating lease liabilities (2)	1,468,712	1,444,060	1,451,152	1,431,292	693,539
Accounts payable and other accrued liabilities	1,987,580	2,187,025	1,828,288	1,732,318	1,007,761
Accrued dividends and distributions	324,386	571	—	—	234,620
Acquired below-market leases	130,890	135,263	139,851	145,208	148,774
Security deposits and prepaid rent	371,659	353,902	348,253	336,583	208,724
Liabilities associated with assets held for sale	—	—	238	—	2,700
Total Liabilities	$17,587,944	$16,995,581	$16,139,403	$15,896,733	$12,418,566

Redeemable non-controlling interests - operating partnership	42,011	41,265	40,584	40,027	41,465

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	$219,250	$219,250	$219,250	$219,250	$219,250
Series G Cumulative Redeemable Preferred Stock (4)	—	—	241,468	241,468	241,468
Series I Cumulative Redeemable Preferred Stock (5)	—	—	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (6)	193,540	193,540	193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (7)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (8)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (9)	2,788	2,784	2,670	2,622	2,073
Additional paid-in capital	20,626,897	20,566,645	19,292,311	18,606,766	11,577,320
Dividends in excess of earnings	(3,997,938)	(3,726,901)	(3,386,525)	(3,139,350)	(3,046,579)
Accumulated other comprehensive income (loss), net	135,010	(123,623)	(358,349)	(444,222)	(87,922)
Total Stockholders' Equity	$17,717,697	$17,669,845	$16,984,527	$16,460,236	$9,879,312

Noncontrolling Interests
Noncontrolling interest in operating partnership	$608,980	$620,676	$633,831	$656,266	$708,163
Noncontrolling interest in consolidated joint ventures	119,659	107,966	64,291	60,038	20,625

Total Noncontrolling Interests	$728,639	$728,642	$698,122	$716,304	$728,788

Total Equity	$18,446,336	$18,398,487	$17,682,649	$17,176,540	$10,608,100

Total Liabilities and Equity	$36,076,291	$35,435,333	$33,862,636	$33,113,300	$23,068,131

(1)	Net of allowance for doubtful accounts of $18,825 and $13,753 as of December 31, 2020 and December 31, 2019, respectively.
(2)	Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.
(3)	Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $201,250 liquidation preference, respectively ($25.00 per share), 8,050,000 and 8,050,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.
(4)	Series G Cumulative Redeemable Preferred Stock, 5.875%, $0 (redeemed October 15, 2020, reclassified to accounts payable as of September 30, 2020 for accounting purposes) and $250,000 liquidation preference, respectively ($25.00 per share), 0 and 10,000,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.
(5)	Series I Cumulative Redeemable Preferred Stock, 6.350%, $0 and $250,000 liquidation preference, respectively ($25.00 per share), 0 and 10,000,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.
(6)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.
(7)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.
(8)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.
(9)	Common Stock: 280,289,726 and 208,900,758 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2020

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$909,253
Campus	1,407,426
Other (4)	199,730
Total Cash NOI, Annualized	$2,516,409
less: Partners' share of consolidated JVs	(712)
Acquisitions / dispositions / expirations	(76,492)
FY 2021 backlog cash NOI and 4Q20 carry-over (stabilized) (5)	157,712
Total Consolidated Cash NOI, Annualized	$2,596,917

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$143,244

Other Income
Development and Management Fees (net), Annualized	$18,888

Other Assets
Pre-stabilized inventory, at cost (7)	$393,647
Land held for development	226,862
Development CIP (8)	2,768,326
less: Investment associated with FY21 Backlog NOI	(611,392)
Cash and cash equivalents	108,501
Accounts and other receivables, net	603,111
Other assets	221,234
less: Partners' share of consolidated JV assets	(193)
Total Other Assets	$3,710,095

Liabilities
Global unsecured revolving credit facilities	$540,184
Unsecured term loans	537,470
Unsecured senior notes	12,096,030
Secured debt, excluding premiums	239,330
Accounts payable and other accrued liabilities (9)	1,987,580
Accrued dividends and distributions	324,386
Security deposits and prepaid rents	371,659
Backlog NOI cost to complete (10)	471,701
Preferred stock	956,250
Digital Realty's share of unconsolidated JV debt	574,055
Total Liabilities	$18,098,645

Diluted Shares and Units Outstanding	289,341

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsbushi Corporation Digital Realty (MCDR) and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 4Q20 Cash NOI of $2.5 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through December 31, 2020. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes net deferred tax liability of approximately $659.3 million.
(10)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2020

	As of December 31, 2020
		Interest Rate
	Interest	Including
	Rate	Swaps	2021	2022	2023	2024	2025	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facilities - Unhedged	0.950%	0.950%	—	—	—	$493,241	—	—	$493,241
Yen revolving credit facility	0.500%	0.500%	—	—	—	46,943	—	—	46,943
Deferred financing costs, net	—	—	—	—	—	—	—	—	(8,279)
Total Global Unsecured Revolving Credit Facilities	0.911%	0.911%	—	—	—	$540,184	—	—	$531,905

Unsecured Term Loans (1)
Unhedged variable rate portion of five-year term loan	1.106%	1.106%	—	—	—	$460,118	—	—	$460,118
Hedged variable rate portion of five-year term loan	1.470%	1.779%	—	—	—	77,352	—	—	77,352
Deferred financing costs, net	—	—	—	—	—	—	—	—	(890)
Total Unsecured Term Loan	1.159%	1.203%	—	—	—	$537,470	—	—	$536,580

Senior Notes
Floating rate notes due 2022	—	—	—	$366,480	—	—	—	—	$366,480
0.125% notes due 2022	0.125%	0.125%	—	366,480	—	—	—	—	366,480
2.750% notes due 2023	2.750%	2.750%	—	—	$350,000	—	—	—	350,000
2.625% notes due 2024	2.625%	2.625%	—	—	—	$732,960	—	—	732,960
2.750% notes due 2024	2.750%	2.750%	—	—	—	341,750	—	—	341,750
4.250% notes due 2025	4.250%	4.250%	—	—	—	—	$546,800	—	546,800
0.625% notes due 2025	0.625%	0.625%	—	—	—	—	794,040	—	794,040
4.750% notes due 2025	4.750%	4.750%	—	—	—	—	450,000	—	450,000
2.500% notes due 2026	2.500%	2.500%	—	—	—	—	—	$1,313,220	1,313,220
3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	1,000,000	1,000,000
1.125% notes due 2028	1.125%	1.125%	—	—	—	—	—	610,800	610,800
4.450% notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
3.600% notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
3.300% notes due 2029	3.300%	3.300%	—	—	—	—	—	478,450	478,450
1.500% notes due 2030	1.500%	1.500%	—	—	—	—	—	916,200	916,200
3.750% notes due 2030	3.750%	3.750%	—	—	—	—	—	751,850	751,850
1.250% notes due 2031	1.250%	1.250%	—	—	—	—	—	610,800	610,800
1.000% notes due 2032	1.000%	1.000%	—	—	—	—	—	916,200	916,200
Unamortized discounts	—	—	—	—	—	—	—	—	(34,990)
Deferred financing costs	—	—	—	—	—	—	—	—	(64,030)
Total Senior Notes	2.487%	2.487%	—	732,960	$350,000	$1,074,710	$1,790,840	$8,147,520	$11,997,010

Secured Debt
Lamda Hellix S.A. loan	1.200%	1.200%	—	$330	—	—	—	—	$330
Westin	3.290%	3.290%	—	—	—	—	—	$135,000	135,000
Secured note due 2023	1.159%	2.435%	—	—	$104,000	—	—	—	104,000
Unamortized discounts	—	—	—	—	—	—	—	—	(4)
Deferred financing costs	—	—	—	—	—	—	—	—	(104)
Total Secured Debt	2.361%	2.916%	—	$330	$104,000	—	—	$135,000	$239,222

Total unhedged variable rate debt	—	—	—	$366,480	—	$1,000,302	—	—	$1,366,782
Total fixed rate / hedged variable rate debt	—	—	—	366,810	$454,000	1,152,062	$1,790,840	$8,282,520	12,046,232
Total Debt	2.368%	2.380%	—	$733,290	$454,000	$2,152,364	$1,790,840	$8,282,520	$13,413,014

Weighted Average Interest Rate			—	0.062%	2.678%	1.860%	2.768%	2.620%	2.380%

Summary

Weighted Average Term to Initial Maturity									6.2 Years

Weighted Average Maturity (assuming exercise of extension options)									6.3 Years

Global Unsecured Revolving Credit Facility Detail As of December 31, 2020

	Maximum Available	Existing Capacity (2)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,724,097	$2,121,534	$540,184

(1)	Assumes all extensions will be exercised.
(2)	Net of letters of credit issued of $62.4 million.

Note: Excludes €1.0 billion aggregate principal amount of 0.625% Guaranteed Notes due 2031 that were issued in January 2021.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2020

	As of December 31, 2020

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	42%	38%	Less than 60% (5)	29%
Secured debt / total assets (6)	Less than 40%	1%	1%	Less than 40%	1%
Total unencumbered assets / unsecured debt	Greater than 150%	216%	239%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	5.7x	5.7x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	5.8x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	38%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	6.3x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the floating rate notes due 2022, 1.250% notes due 2031 and 1.00% notes due 2032.
(3)	Ratios for the floating rate notes due 2022, 1.250% notes due 2031 and 1.00% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Amended and Restated Global Senior Credit Agreement dated as of October 24, 2018, the Amended and Restated Term Loan Agreement dated as of October 24, 2018 and the Yen facility Credit Agreement dated as of October 24, 2018, each as amended and which are filed as exhibits to our reports filed with the Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility, the term loan facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility, the term loan facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2020

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-20	31-Dec-19	% Change	30-Sep-20	% Change	31-Dec-20	31-Dec-19	% Change
Rental revenues	$430,052	$422,472	1.8%	$425,997	1.0%	$1,702,239	$1,726,174	(1.4%)
Tenant reimbursements - Utilities	78,526	82,833	(5.2%)	83,306	(5.7%)	322,027	338,425	(4.8%)
Tenant reimbursements - Other	47,876	49,691	(3.7%)	42,788	11.9%	185,832	187,313	(0.8%)
Interconnection & other	56,133	55,355	1.4%	56,296	(0.3%)	223,223	218,324	2.2%
Total Revenue	$612,587	$610,351	0.4%	$608,387	0.7%	$2,433,321	$2,470,236	(1.5%)

Utilities	$92,868	$95,882	(3.1%)	$100,698	(7.8%)	$377,444	$391,741	(3.6%)
Rental property operating	108,577	98,256	10.5%	98,947	9.7%	395,283	386,264	2.3%
Property taxes	30,979	32,549	(4.8%)	27,204	13.9%	119,659	115,708	3.4%
Insurance	2,921	2,668	9.5%	2,876	1.6%	11,545	10,285	12.3%
Total Expenses	$235,345	$229,355	2.6%	$229,725	2.4%	$903,931	$903,998	(0.0%)

Net Operating Income (2)	$377,242	$380,996	(1.0%)	$378,662	(0.4%)	$1,529,390	$1,566,238	(2.4%)
Less:
Stabilized straight-line rent	($2,745)	($2,900)	(5.3%)	($3,395)	(19.1%)	($8,740)	$9,304	(193.9%)
Above- and below-market rent	(851)	(3,093)	(72.5%)	(1,435)	(40.7%)	(6,791)	(17,920)	(62.1%)
Cash Net Operating Income (3)	$380,838	$386,989	(1.6%)	$383,492	(0.7%)	$1,544,921	$1,574,854	(1.9%)

Stabilized Portfolio occupancy at period end (4)	87.1%	87.1%	0.0%	87.5%	(0.4%)	87.1%	87.1%	0.0%

(1)	Represents buildings owned as of December 31, 2018 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2019-2020, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2020	Fourth Quarter 2020

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	4Q20	LTM	4Q20	LTM	4Q20	LTM	4Q20	LTM

Annualized GAAP Rent	$31,047	$97,065	$81,824	$270,197	$5,363	$24,144	$118,234	$391,405

Kilowatt leased	9,281	34,994	66,470	221,765	—	—	75,751	256,759
NRSF	122,021	434,220	701,625	2,223,564	148,862	714,945	972,507	3,372,729

Weighted Average Lease Term (years)	4.2	4.1	8.7	7.9	9.4	13.2	8.3	8.5

Initial stabilized cash rent per Kilowatt	$279	$230	$102	$100	—	—	$132	$129
GAAP rent per Kilowatt	$279	$231	$96	$99	—	—	$124	$119
Leasing cost per Kilowatt	$29	$25	$7	$17	—	—	$9	$18

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$281	$234	$103	$105	—	—	$132	$129
Rental concessions by Kilowatt	$7	$9	$2	$4	—	—	$1	$4
Estimated operating expense by Kilowatt	$81	$91	$19	$21	—	—	$27	$31

Net rent per Kilowatt	$194	$134	$82	$79	—	—	$104	$95

Tenant improvements by Kilowatt	$0	$0	$0	$1	—	—	$0	$1
Leasing commissions by Kilowatt	$20	$13	$1	$1	—	—	$3	$3

Net effective rent per Kilowatt	$174	$121	$81	$77	—	—	$100	$91

Initial stabilized cash rent per NRSF	$254	$222	$116	$120	$34	$31	$129	$125
GAAP rent per NRSF	$254	$224	$117	$122	$36	$34	$122	$116
Leasing cost per NRSF	$27	$21	$7	$20	$4	$2	$9	$17

Net Effective Economics by NRSF (4)

Base rent by NRSF	$257	$226	$118	$126	$36	$34	$131	$130
Rental concessions by NRSF	$4	$6	$1	$0	$0	$0	$1	$4
Estimated operating expense by NRSF	$82	$82	$33	$34	$0	$1	$34	$33

Net rent per NRSF	$172	$138	$83	$92	$36	$33	$95	$93

Tenant improvements by NRSF	$0	$0	$0	$1	$0	$0	$0	$1
Leasing commissions by NRSF	$18	$13	$1	$1	$0	$0	$3	$3

Net effective rent per NRSF	$153	$125	$82	$89	$35	$33	$92	$89

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended December 31, 2020	Fourth Quarter 2020

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	4Q20	LTM	4Q20	LTM	4Q20	LTM	4Q20	LTM

Leases renewed (Kilowatt)	25,296	101,661	26,641	76,483	—	—	51,937	178,144
Leases renewed (NRSF)	348,166	1,438,498	308,882	848,270	138,693	321,722	795,741	2,608,490
Leasing cost per Kilowatt	$0	$1	$2	$3	—	—	$3	$2
Leasing cost per NRSF	$0	$1	$3	$3	$6	$3	$2	$2

Weighted Term (years)	1.5	1.7	4.4	6.3	5.4	2.9	3.3	3.3

Cash Rent

Expiring cash rent per Kilowatt	$345	$343	$146	$139	—	—	$243	$256
Renewed cash rent per Kilowatt	$348	$343	$149	$136	—	—	$246	$254

% Change Cash Rent Per Kilowatt	0.8%	(0.2%)	2.0%	(2.7%)	—	—	1.2%	(0.8%)

Expiring cash rent per NRSF	$301	$291	$151	$151	$25	$23	$195	$212
Renewed cash rent per NRSF	$303	$290	$154	$147	$24	$22	$197	$211

% Change Cash Rent Per NRSF	0.8%	(0.2%)	2.0%	(2.7%)	(4.6%)	(3.0%)	1.0%	(0.8%)

GAAP Rent

Expiring GAAP rent per Kilowatt	$343	$341	$136	$128	—	—	$237	$249
Renewed GAAP rent per Kilowatt	$347	$343	$147	$133	—	—	$245	$253

% Change GAAP Rent Per Kilowatt	1.3%	0.7%	8.1%	3.4%	—	—	3.3%	1.3%

Expiring GAAP rent per NRSF	$299	$289	$141	$139	$23	$22	$190	$207
Renewed GAAP rent per NRSF	$303	$291	$152	$143	$25	$23	$196	$210

% Change GAAP Rent Per NRSF	1.3%	0.7%	8.1%	3.4%	6.1%	6.8%	3.4%	1.3%

Retention ratio (5)	79.6%	83.3%	86.4%	85.9%	65.7%	61.6%	79.1%	80.6%

Churn (6)	2.1%	8.2%	0.6%	1.6%	0.9%	3.0%	1.3%	4.4%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2020

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,693,765	—	—	—	—	—	—	—	—
Month to Month (3)	116,163	$30,336	1.0%	$261	$261	$30,329	6,336	$399	$399
2021	1,957,590	549,784	18.2%	281	280	548,495	146,918	312	311
2022	757,015	191,966	6.3%	254	255	193,330	54,549	293	295
2023	538,462	109,938	3.6%	204	208	112,112	36,069	254	259
2024	461,840	67,893	2.2%	147	152	70,336	31,597	179	186
2025	335,740	55,406	1.8%	165	173	58,019	20,090	230	241
2026	69,887	12,833	0.4%	184	196	13,673	5,218	205	218
2027	156,312	17,836	0.6%	114	126	19,773	8,551	174	193
2028	62,786	4,728	0.2%	75	92	5,761	2,071	190	232
2029	35,552	4,117	0.1%	116	134	4,773	2,271	151	175
2030	28,968	3,657	0.1%	126	132	3,832	1,633	187	196
Thereafter	196,103	5,792	0.2%	30	33	6,559	2,055	235	266

Total / Wtd. Avg.	6,410,184	$1,054,286	34.8%	$224	$226	$1,066,993	317,359	$277	$280

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,597,822	—	—	—	—	—	—	—	—
Month to Month (3)	212,117	$24,520	0.8%	$116	$116	$24,520	15,090	$135	$135
2021	1,453,129	228,335	7.5%	157	159	231,577	131,865	144	146
2022	1,639,606	267,141	8.8%	163	168	275,120	153,448	145	149
2023	1,436,516	198,234	6.6%	138	142	204,260	119,458	138	142
2024	1,262,249	185,690	6.1%	147	157	198,345	117,637	132	141
2025	1,621,764	215,540	7.1%	133	145	235,034	146,336	123	134
2026	951,895	126,930	4.2%	133	154	146,710	90,865	116	135
2027	589,724	82,211	2.7%	139	161	94,758	59,013	116	134
2028	309,632	35,259	1.2%	114	133	41,039	28,713	102	119
2029	503,994	58,399	1.9%	116	135	68,030	58,515	83	97
2030	433,157	48,549	1.6%	112	131	56,931	39,787	102	119
Thereafter	1,668,574	181,883	6.0%	109	136	227,273	164,287	92	115

Total / Wtd. Avg.	13,680,179	$1,652,690	54.6%	$137	$149	$1,803,595	1,125,012	$122	$134

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,388,540	—	—	—	—	—	—	—	—
Month to Month (3)	43,713	$1,484	0.0%	$34	$34	$1,488	—	—	—
2021	1,479,375	39,783	1.3%	27	27	39,901	—	—	—
2022	1,005,059	25,618	0.8%	25	25	25,533	—	—	—
2023	767,280	20,069	0.7%	26	27	21,076	—	—	—
2024	936,860	37,936	1.3%	40	43	40,579	—	—	—
2025	1,030,603	43,251	1.4%	42	45	46,439	—	—	—
2026	412,235	16,884	0.6%	41	45	18,708	—	—	—
2027	365,761	14,034	0.5%	38	45	16,637	—	—	—
2028	227,639	11,190	0.4%	49	59	13,472	—	—	—
2029	540,902	21,056	0.7%	39	48	25,899	—	—	—
2030	758,118	30,082	1.0%	40	51	38,330	—	—	—
Thereafter	2,808,584	57,195	1.9%	20	27	76,686	—	—	—

Total / Wtd. Avg.	11,764,669	$318,581	10.5%	$31	$35	$364,747	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	4,680,127	—	—	—	—	—	—	—	—
Month to Month (3)	371,993	$56,340	1.9%	$151	$151	$56,337	—	—	—
2021	4,890,094	817,901	27.0%	167	168	819,973	—	—	—
2022	3,401,680	484,725	16.0%	142	145	493,983	—	—	—
2023	2,742,258	328,240	10.8%	120	123	337,448	—	—	—
2024	2,660,949	291,519	9.6%	110	116	309,259	—	—	—
2025	2,988,107	314,197	10.4%	105	114	339,491	—	—	—
2026	1,434,017	156,647	5.2%	109	125	179,091	—	—	—
2027	1,111,798	114,081	3.8%	103	118	131,168	—	—	—
2028	600,057	51,177	1.7%	85	100	60,272	—	—	—
2029	1,080,449	83,573	2.8%	77	91	98,702	—	—	—
2030	1,220,243	82,288	2.7%	67	81	99,093	—	—	—
Thereafter	4,673,261	244,870	8.1%	52	66	310,518	—	—	—

Total / Wtd. Avg.	31,855,032	$3,025,558	100.0%	$111	$119	$3,235,336	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2020, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2020

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	53	$321,760	9.5%	8.9
2	IBM	40	159,995	4.7%	3.1
3	Facebook, Inc.	36	146,031	4.3%	4.0
4	Oracle America, Inc.	29	96,751	2.9%	2.4
5	Equinix	26	94,329	2.8%	8.4
6	Fortune 25 Investment Grade-Rated Company	25	83,744	2.5%	2.7
7	Global Cloud Provider	48	79,201	2.3%	2.0
8	LinkedIn Corporation	8	71,327	2.1%	3.9
9	Cyxtera Technologies, Inc.	17	67,630	2.0%	11.3
10	Fortune 500 SaaS Provider	13	65,059	1.9%	4.9
11	Rackspace	19	62,862	1.9%	8.7
12	CenturyLink, Inc.	129	59,867	1.8%	5.0
13	Fortune 25 Tech Company	36	58,177	1.7%	2.9
14	Social Content Platform	8	55,398	1.6%	6.3
15	Verizon	101	46,361	1.4%	3.4
16	Comcast Corporation	27	41,343	1.2%	5.1
17	AT&T	71	38,079	1.1%	1.5
18	DXC Technology Company	19	36,426	1.1%	2.6
19	JPMorgan Chase & Co.	16	35,840	1.1%	2.8
20	Zayo	117	34,167	1.0%	6.1
	Total / Weighted Average		$1,654,347	48.8%	6.1

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and Interconnection revenue under existing leases as of December 31, 2020, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2020

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Dec-20	30-Sep-20	IT Load (6)	Count
North America

Northern Virginia	5,721,264	699,908	78,538	$584,085	94.6%	93.8%	448.4	24
Chicago	3,427,367	—	148,101	299,046	87.6%	87.7%	162.7	10
New York	2,050,605	233,807	99,955	211,307	83.8%	83.0%	51.0	13
Silicon Valley	2,251,021	65,594	—	211,214	96.8%	95.0%	105.5	20
Dallas	3,530,749	143,051	28,094	193,258	81.4%	81.1%	101.2	21
Phoenix	795,687	—	227,274	70,533	71.1%	71.5%	42.5	3
San Francisco	824,972	23,321	—	65,175	71.1%	73.0%	29.1	4
Atlanta	525,414	—	313,581	52,112	94.6%	94.7%	7.1	4
Los Angeles	798,571	19,908	—	43,447	85.5%	84.5%	13.8	4
Seattle	400,369	—	—	38,724	87.4%	86.8%	19.5	1
Toronto, Canada	316,170	499,839	—	27,986	83.7%	87.8%	23.8	2
Portland	264,973	336,463	—	26,544	98.7%	98.3%	22.5	2
Boston	467,519	—	50,649	21,170	47.3%	53.2%	19.0	4
Houston	392,816	—	13,969	15,881	76.5%	82.2%	13.0	6
Miami	226,314	—	—	8,390	90.0%	90.0%	1.3	2
Austin	85,688	—	—	6,760	63.4%	65.0%	4.3	1
Minneapolis/St. Paul	328,765	—	—	5,957	100.0%	100.0%	—	1
Charlotte	95,499	—	—	4,804	89.2%	89.2%	1.5	3
North America Total/Weighted Average	22,503,763	2,021,891	960,161	$1,886,393	87.0%	86.8%	1,066.1	125

Europe

London, England	1,715,719	—	161,136	$259,830	77.4%	78.8%	112.5	19
Frankfurt, Germany	1,627,677	357,733	—	191,190	88.5%	86.8%	96.4	21
Amsterdam, Netherlands	1,442,910	48,490	95,262	149,828	67.6%	66.6%	112.6	17
Paris, France	658,681	376,162	—	74,845	89.9%	89.5%	35.4	12
Vienna, Austria	359,809	—	—	46,758	84.0%	84.6%	25.6	2
Dublin, Ireland	380,739	94,005	—	45,145	75.0%	74.2%	24.3	8
Marseille, France	278,617	161,449	—	37,813	78.1%	61.7%	20.8	4
Madrid, Spain	222,047	—	—	35,044	77.7%	77.7%	9.0	3
Zurich, Switzerland	229,388	315,197	—	30,614	70.6%	49.8%	10.5	3
Brussels, Belgium	132,501	—	—	23,153	76.1%	68.9%	8.5	2
Stockholm, Sweden	164,421	89,276	—	22,440	73.4%	78.6%	10.4	6
Copenhagen, Denmark	164,489	61,342	—	18,120	76.7%	77.5%	8.6	3
Dusseldorf, Germany	105,523	—	—	16,970	60.2%	59.3%	4.3	2
Athens, Greece	55,167	—	—	6,288	58.0%	N/A	1.7	2
Zagreb, Croatia	19,365	12,538	—	2,032	49.9%	N/A	0.9	1
Geneva, Switzerland	59,190	—	—	2,012	100.0%	100.0%	—	1
Manchester, England	38,016	—	—	1,863	100.0%	100.0%	—	1
Europe Total/Weighted Average	7,654,259	1,516,192	256,398	$963,945	78.7%	77.6%	481.4	107

Asia Pacific

Singapore	540,638	344,826	—	$93,438	95.3%	95.5%	37.3	3
Sydney, Australia	226,697	222,838	—	27,733	85.7%	85.6%	14.9	4
Melbourne, Australia	146,570	—	—	17,829	71.3%	71.4%	9.6	2
Tokyo, Japan	—	406,664	—	—	—	—	—	1
Osaka, Japan	—	193,535	—	—	—	—	—	1
Seoul, South Korea	—	162,260	—	—	—	—	—	1
Hong Kong	—	—	284,751	—	—	—	—	1
Asia Pacific Total/Weighted Average	913,905	1,330,123	284,751	$139,001	89.0%	89.2%	61.7	13

Africa

Nairobi, Kenya	15,710	—	—	$1,114	52.2%	49.9%	0.5	1
Mombasa, Kenya	9,591	37,025	—	645	41.7%	40.8%	0.3	2
Africa Total/Weighted Average	25,300	37,025	—	$1,759	48.3%	46.3%	0.8	3

Non-Data Center Properties	263,668	—	—	$1,254	100.0%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	31,360,895	4,905,231	1,501,310	$2,992,352	85.2%	84.7%	1,610.0	248

Managed Unconsolidated Joint Ventures

Northern Virginia	1,250,419	—	—	$93,381	100.0%	100.0%	75.2	7
Hong Kong	186,300	—	—	19,970	87.3%	87.9%	11.0	1
Silicon Valley	326,305	—	—	13,705	100.0%	100.0%	—	4
Dallas	319,876	—	—	5,555	82.4%	82.4%	—	3
New York	108,336	—	—	3,460	100.0%	100.0%	3.4	1
Managed Unconsolidated Portfolio Total/Weighted Average	2,191,236	—	—	$136,071	96.4%	96.4%	89.6	16

Managed Portfolio Total/Weighted Average	33,552,131	4,905,231	1,501,310	$3,128,423	85.9%	85.5%	1,699.5	264

Digital Realty Share Total/Weighted Average (7)	31,855,032	5,087,995	1,501,310	$3,025,558	85.3%	84.9%	1,631.2

Non-Managed Unconsolidated Joint Ventures

Sao Paulo, Brazil	897,625	254,264	201,589	119,500	97.9%	97.4%	77.4	15
Tokyo, Japan	892,667	—	—	64,702	87.8%	87.8%	21.0	2
Osaka, Japan	248,906	52,306	30,874	45,273	85.6%	85.3%	21.6	2
Rio De Janeiro, Brazil	72,442	26,781	—	10,926	100.0%	100.0%	6.0	2
Fortaleza, Brazil	94,205	—	—	9,860	100.0%	100.0%	6.2	1
Seattle	51,000	—	—	7,562	100.0%	100.0%	9.0	1
Santiago, Chile	67,340	45,209	180,835	6,709	68.7%	—	6.3	2
Queretaro, Mexico	—	108,178	376,202	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	2,324,185	486,738	789,500	$264,533	92.1%	92.5%	147.4	27

Portfolio Total/Weighted Average	35,876,316	5,391,969	2,290,810	$3,392,956	86.3%	85.9%	1,846.9	291

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2020, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2020

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Dallas	1	115,060	$611	$15,116	$15,727	1	27,991	1,500	$3,553	$29,008	$32,562	—	2Q21		2	143,051	$4,165	$44,124	$48,289
Los Angeles	—	—	—	—	—	1	19,908	1,200	2,091	22,063	24,154	—	4Q21		1	19,908	2,091	22,063	24,154
New York (5)	—	—	—	—	—	3	233,807	8,400	92,576	159,219	251,795	77.2%	2Q22		3	233,807	92,576	159,219	251,795
Northern Virginia	1	433,715	69,064	60,060	129,124	2	266,193	22,000	95,298	51,763	147,061	100.0%	1Q21		3	699,908	164,362	111,823	276,185
Portland	1	201,878	58,875	1,425	60,300	1	134,585	12,000	79,366	48,925	128,291	100.0%	3Q21		1	336,463	138,240	50,351	188,591
San Francisco	—	—	—	—	—	1	23,321	2,400	22,971	7,077	30,048	100.0%	1Q21		1	23,321	22,971	7,077	30,048
Silicon Valley (6)	1	65,594	33,297	7,086	40,383	—	—	—	—	—	—	—	—		1	65,594	33,297	7,086	40,383
Toronto	1	360,291	23,474	35,039	58,513	1	139,548	14,000	84,166	93,728	177,894	28.6%	3Q21		1	499,839	107,641	128,767	236,408
North America	5	1,176,538	$185,321	$118,725	$304,047	10	845,353	61,500	$380,021	$411,784	$791,805	76.2%		8.5%	13	2,021,891	$565,342	$530,509	$1,095,852

Amsterdam, Netherlands	—	—	—	—	—	1	48,490	2,400	$42,713	$7,684	$50,397	—	1Q21		1	48,490	$42,713	$7,684	$50,397
Copenhagen, Denmark	1	25,012	$13,325	$25,875	$39,200	2	36,330	5,950	6,870	80,773	87,643	—	1Q22		2	61,342	20,195	106,647	126,843
Dublin, Ireland	—	—	—	—	—	1	94,005	6,000	20,742	37,781	58,523	100.0%	3Q21		1	94,005	20,742	37,781	58,523
Frankfurt, Germany	—	—	—	—	—	4	357,733	28,180	209,387	158,504	367,891	22.1%	2Q21		4	357,733	209,387	158,504	367,891
Marseille, France	1	41,359	1,346	37,501	38,847	2	120,090	18,050	81,623	101,756	183,379	32.6%	4Q21		2	161,449	82,969	139,257	222,226
Mombasa, Kenya	1	18,513	701	705	1,406	1	18,513	855	701	6,953	7,654	—	4Q21		1	37,025	1,402	7,658	9,060
Paris, France	1	48,201	21,457	10,623	32,080	2	327,961	25,200	124,801	241,222	366,023	64.2%	3Q21		2	376,162	146,258	251,845	398,103
Stockholm, Sweden	1	49,598	6,673	3,239	9,912	1	39,678	2,325	25,211	670	25,881	10.5%	1Q21		1	89,276	31,884	3,909	35,793
Zagreb, Croatia	—	—	—	—	—	1	12,538	1,800	—	21,989	21,989	—	3Q21		1	12,538	—	21,989	21,989
Zurich, Switzerland	1	199,060	43,118	97,753	140,871	2	116,137	11,500	101,446	70,779	172,225	72.2%	3Q22		2	315,197	144,564	168,532	313,096
EMEA	6	381,742	$86,620	$175,695	$262,315	17	1,171,475	102,260	$613,494	$728,112	$1,341,606	43.6%		12.5%	17	1,553,217	$700,114	$903,807	$1,603,920

Osaka, Japan	1	128,962	$35,305	$30,987	$66,292	1	64,573	7,000	$61,122	$58,763	$119,885	—	3Q21		1	193,535	$96,427	$89,749	$186,177
Seoul, South Korea	1	81,130	17,129	48,985	66,114	1	81,130	6,000	$19,746	$77,920	$97,666	—	4Q21		1	162,260	36,875	126,904	163,779
Singapore	1	68,965	14,451	20,569	35,020	1	275,861	31,500	124,032	161,208	285,240	69.0%	1Q21		1	344,826	138,483	181,777	320,260
Sydney, Australia (6)	2	155,249	50,372	23,438	73,810	1	67,589	7,200	$6,779	$68,275	$75,054	100.0%	4Q21		2	222,838	57,151	91,713	148,864
Tokyo, Japan	1	338,887	69,159	67,213	136,372	1	67,777	6,000	27,567	90,760	118,328	—	3Q21		1	406,664	96,726	157,974	254,700
Asia Pacific	6	773,193	186,416	191,192	377,608	5	556,930	57,700	$239,247	$456,926	$696,172	46.3%		10.5%	6	1,330,123	$425,662	$648,118	$1,073,780

Total	17	2,331,472	$458,357	$485,613	$943,969	32	2,573,759	221,460	$1,232,762	$1,596,821	$2,829,583	54.9%		10.9%	36	4,905,231	$1,691,118	$2,082,434	$3,773,552

(1)	Represents costs incurred through December 31, 2020.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Includes the first phase of a fully-leased build-to-suit.
(6)	Silicon Valley and one location in Sydney, Australia are 100% pre-leased as Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2020

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	256.4	$226,862	—	$226,862
Development Construction in Progress
Land - Current Development (1)	N/A	670.7	$785,182	—	$785,182
Space Held for Development (1)	1,501,310	N/A	236,545	—	236,545	$172
Base Building Construction (2)	2,331,472	N/A	458,357	$485,613	943,969	320
Data Center Construction	2,573,759	N/A	1,232,762	1,596,821	2,829,583	1,005
Equipment Pool & Other Inventory (3)	N/A	N/A	9,761	—	9,761
Campus, Tenant Improvements & Other (4)	N/A	N/A	45,719	42,848	88,567
Total Development Construction in Progress	6,406,541	670.7	$2,768,326	$2,125,282	$4,893,608

Enhancement & Other			$714	$11,792	$12,506
Recurring			2,270	6,618	8,888
Total Construction in Progress		927.1	$2,998,171	$2,143,692	$5,141,863

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of December 31, 2020 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through December 31, 2020. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Fourth Quarter 2020

	Three Months Ended					Year Ended
	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19	31-Dec-20	31-Dec-19

Non-Recurring Capital Expenditures (1)

Development	$576,008	$441,958	$413,443	$320,093	$233,848	$1,751,502	$1,166,218

Enhancements and Other Non-Recurring	853	49	94	28	790	1,024	3,249

Total Non-Recurring Capital Expenditures	$576,861	$442,007	$413,537	$320,121	$234,638	$1,752,526	$1,169,467

Recurring Capital Expenditures (2)	$83,571	$53,683	$38,796	$34,677	$54,731	$210,727	$180,713

Total Direct Capital Expenditures	$660,432	$495,690	$452,333	$354,798	$289,369	$1,963,253	$1,350,180

Indirect Capital Expenditures

Capitalized Interest	$11,836	$12,379	$13,133	$9,942	$9,877	$47,290	$40,203

Capitalized Overhead	15,003	14,024	12,124	12,555	11,884	53,706	46,519

Total Indirect Capital Expenditures	$26,839	$26,403	$25,257	$22,497	$21,761	$100,996	$86,722

Total Improvements to and Advances for Investment in Real Estate	$687,271	$522,093	$477,590	$377,295	$311,130	$2,064,249	$1,436,902

Consolidated Portfolio Net Rentable Square Feet (3)	31,855,032	31,410,022	30,225,412	25,992,054	25,341,641	31,855,032	25,341,641

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2020

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,247	—	6	148,101	52,194
Dallas	3	116.3	33,063	—	2	28,094	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	$28,906	6	99,955	17,999
Northern Virginia	8	607.7	24,380	405,563	4	78,538	2,128
Phoenix	2	56.5	16,460	—	1	227,274	18,026
Portland	1	23.4	—	31,897	—	—	—
Silicon Valley	1	13.0	—	65,203	—	—	—
North America	17	839.7	$99,150	$531,569	22	960,161	$145,450

Amsterdam, Netherlands	1	4.4	$24,044	—	2	95,262	$38,682
Athens, Greece	2	1.8	3,671	—	—	—	—
Copenhagen, Denmark	2	7.6	7,662	—	—	—	—
Dublin, Ireland	3	7.0	7,423	—	—	—	—
Frankfurt, Germany	1	26.5	—	218,889	—	—	—
London, United Kingdom	1	6.7	17,559	—	4	161,136	51,889
Madrid, Spain	1	3.6	40,313	—	—	—	—
Paris, France	3	12.6	—	$30,418	—	—	—
Vienna, Austria	1	5.6	20,332	—	—	—	—
EMEA	15	75.8	$121,004	$249,307	6	256,398	$90,571

Hong Kong	—	—	—	—	1	284,751	$524
Melbourne, Australia	1	4.1	—	$4,306	—	—	—
Osaka, Japan	1	7.5	$6,707	—	—	—	—
Asia Pacific	2	11.6	$6,707	$4,306	1	284,751	$524

Consolidated Portfolio	34	927.1	$226,862	$785,182	29	1,501,310	$236,545

(1)	Represents buildings acquired to support ground-up development.
(2)	Represents costs incurred through December 31, 2020. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2020

Closed Acquisitions:

						Net
					Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Rate	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	(2)	Feet (3)	Development	Development	Feet Occupied (4)
Neckermann Campus (5)	Land	Frankfurt	10/30/2020	$217,000	—	—	—	—	—
PAR6 (5)	Land	Paris	10/2/2020	7,059	7.6%	—	—	—	—
Lamda Hellix (5)	Company	Greece	10/29/2020	ND (6)	—	463,341	—	—	—
Total	—	—	—	$224,059	—	463,341	—	—	—

Closed Dispositions:

						Net
					Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Rate	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	(2)	Feet (3)	Development	Development	Feet Occupied (4)
Naritaweg 52	Building	Amsterdam	12/30/2020	$6,050	N/A	63,260	—	—	—
Total	—	—	—	$6,050	N/A	63,260	—	—	—

Closed Joint Venture Contributions:

Net
				Cap	Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Rate	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	(2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.
(5)	EUR converted to USD based on spot rate of 1.224x as of December 31, 2020.
(6)	Not discosed due to confidentiality restrictions.

Unconsolidated Joint Ventures (“JVs”)	Financial Supplement
Dollars in Thousands	Fourth Quarter 2020

Summary Balance Sheet -	As of December 31, 2020
at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$690,295	$48,513	$185,534	$782,243	$771,556	$430,196	$126,826	$27,867	$3,063,030
Accumulated depreciation & amortization	(95,973)	(5,258)	(42,939)	(47,881)	(47,878)	(70,490)	(20,510)	(8,606)	(339,535)
Net Book Value of Operating Real Estate	$594,322	$43,255	$142,595	$734,362	$723,678	$359,706	$106,316	$19,261	$2,723,495
Other assets	1,268,080	9,180	38,868	234,595	262,222	50,130	11,257	5,110	1,879,442
Total Assets	$1,862,402	$52,435	$181,463	$968,957	$985,900	$409,836	$117,573	$24,371	$4,602,937

Debt	720,623	47,748	—	243,911	—	211,205	89,300	3,563	1,316,350
Other liabilities	113,178	371	8,264	114,838	38,140	67,440	1,409	313	343,953
Equity / (deficit)	1,028,601	4,316	173,199	610,208	947,760	131,191	26,864	20,495	2,942,634
Total Liabilities and Equity	$1,862,402	$52,435	$181,463	$968,957	$985,900	$409,836	$117,573	$24,371	$4,602,937

Digital Realty's ownership percentage	49% (3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$367,518	$23,874	—	$121,956	—	$42,241	$17,860	$606	$574,055

Summary Statement of Operations -	Three Months Ended December 31, 2020
at the JV's 100% Share	Ascenty	Clise (1)	CenturyLink (2)	Mitsubishi	Mapletree	Prudential	Griffin	Colovore	Total

Total revenues	$46,466	$2,551	$6,281	$42,470	$26,606	$9,509	$5,450	$2,669	$142,002
Operating expenses	(15,712)	(756)	(2,921)	(18,451)	(9,775)	(1,928)	(1,333)	(1,615)	(52,491)
Net Operating Income (NOI)	$30,754	$1,795	$3,360	$24,019	$16,831	$7,581	$4,117	$1,054	$89,511

Straight-line rent	—	—	(13)	(74)	(933)	(21)	27	—	(1,014)
Above and below market rent	—	—	—	—	47	(822)	182	—	(593)
Cash Net Operating Income (NOI)	$30,754	$1,795	$3,347	$23,945	$15,945	$6,738	$4,326	$1,054	$87,904

Interest expense	($15,729)	($517)	$0	($955)	($18)	($2,515)	($526)	($77)	($20,337)
Depreciation & amortization	(20,135)	(189)	(2,286)	(10,682)	(18,303)	(3,266)	(1,099)	(532)	(56,492)
Other income / (expense)	102	—	(402)	(2,295)	(1,235)	(38)	(235)	(78)	(4,181)
FX remeasurement on USD debt	53,640	—	—	—	—	—	—	—	53,640
Total Non-Operating Expenses	$17,878	($706)	($2,688)	($13,932)	($19,556)	($5,819)	($1,860)	($687)	($27,370)

Net Income / (Loss)	$48,632	$1,089	$672	$10,087	($2,725)	$1,762	$2,257	$367	$62,141

Digital Realty's ownership percentage	49% (3)	50%	50%	50%	20%	20%	20%	17%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$15,685	$898	$1,680	$12,010	$3,366	$1,516	$823	$179	$36,157

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$15,685	$898	$1,674	$11,973	$3,189	$1,348	$865	$179	$35,811

Digital Realty's Earnings income (loss) from unconsolidated joint ventures	$24,715	$545	336	$5,044	($545)	$927	($21)	$63	$31,064

Digital Realty's Pro Rata Share of CFFO (4)	$7,627	$640	$1,479	$10,385	$3,116	$1,580	$199	$153	$25,179

Digital Realty's Fee Income from Joint Ventures	—	—	$156	$128	$1,485	$682	$178	—	$2,629

(1)	Formerly known as 2020 Fifth Avenue.
(2)	Formerly known as 33 Chun Choi Street.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	For a definition of Core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2020

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19

Net Income / (Loss) Available to Common Stockholders	$44,178	($37,368)	$53,676	$202,859	$315,577
Interest	77,848	89,499	79,874	85,800	80,880
Loss from early extinguishment of debt	49,576	53,007	—	632	—
Income tax expense (benefit)	3,322	16,053	11,490	7,182	(1,731)
Depreciation & amortization	359,915	365,842	349,165	291,457	275,008
EBITDA	$534,839	$487,033	$494,205	$587,930	$669,734
Unconsolidated JV real estate related depreciation & amortization	21,471	19,213	17,123	19,923	21,631
Unconsolidated JV interest expense and tax expense	12,143	9,002	9,203	9,944	13,553
Severance, equity acceleration, and legal expenses	606	920	3,642	1,272	1,130
Transaction and integration expenses	19,290	14,953	15,618	56,801	17,106
(Gain) on sale / deconsolidation	(1,684)	(10,410)	—	(304,801)	(267,651)
Impairment of investments in real estate	—	6,482	—	—	—
Other non-core adjustments, net	(23,842)	4,945	(3,404)	85,185	(13,886)
Non-controlling interests	1,818	(1,316)	1,147	4,684	13,042
Preferred stock dividends, including undeclared dividends	13,514	20,712	21,155	21,155	20,707
Issuance costs associated with redeemed preferred stock	—	16,520	—	—	—
Adjusted EBITDA	$578,156	$568,054	$558,690	$482,093	$475,366

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Dec-20	30-Sep-20	30-Jun-20	31-Mar-20	31-Dec-19

Total GAAP interest expense	$77,848	$89,499	$79,874	$85,800	$80,880
Capitalized interest	11,836	12,379	13,133	10,480	9,877
Change in accrued interest and other non-cash amounts	(37,182)	19,718	(38,478)	24,321	(30,564)
Cash Interest Expense (2)	$52,502	$121,596	$54,529	$120,601	$60,193

Scheduled debt principal payments	—	—	57	125	210
Preferred dividends	13,514	20,712	21,155	21,155	20,707
Total Fixed Charges (3)	$103,198	$122,590	$114,219	$117,560	$111,674

Coverage
Interest coverage ratio (4)	5.8x	5.2x	5.6x	4.6x	4.7x
Cash interest coverage ratio (5)	9.3x	4.4x	9.1x	3.7x	6.7x
Fixed charge coverage ratio (6)	5.1x	4.4x	4.6x	3.8x	3.9x
Cash fixed charge coverage ratio (7)	7.7x	3.8x	6.8x	3.2x	5.2x

Leverage
Debt to total enterprise value (8) (9)	24.4%	22.8%	23.3%	23.8%	26.9%
Debt plus preferred stock to total enterprise value (10)	26.2%	25.0%	26.0%	26.6%	30.8%
Pre-tax income to interest expense (11)	1.8x	1.0x	2.0x	3.7x	5.3x
Net Debt to Adjusted EBITDA (12)	6.1x	5.6x	5.7x	6.6x	5.7x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s share of joint venture debt, less cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2020

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, (vii) gain on contribution to unconsolidated joint venture, net of related tax, and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax (expense) benefit, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2020

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended December 31, 2020, GAAP interest expense was $78 million, capitalized interest was $12 million and scheduled debt principal payments and preferred dividends was $14 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Year Ended
(in thousands)	31-Dec-20	30-Sep-20	31-Dec-19	31-Dec-20	31-Dec-19

Operating income	$160,264	$144,405	$138,933	$557,530	$594,215

Fee income	(4,722)	(3,687)	(4,814)	(15,214)	(11,654)
Other income	(20)	(50)	(181)	(1,850)	(1,231)
Depreciation and amortization	359,915	365,842	275,008	1,366,379	1,163,774
General and administrative	101,582	90,431	53,540	344,928	207,696
Severance, equity acceleration, and legal expenses	606	920	1,130	6,440	3,401
Transaction expenses	19,290	14,953	17,106	106,662	27,925
Impairment in investments in real estate	—	6,482	—	6,482	5,351
Other expenses	641	297	1,989	1,074	14,118

Net Operating Income	$637,556	$619,593	$482,711	$2,372,431	$2,003,595

Cash Net Operating Income (Cash NOI)

Net Operating Income	$637,556	$619,593	$482,711	$2,372,431	$2,003,595

Straight-line rental revenue	(15,451)	(9,215)	(6,385)	(48,769)	(48,595)
Straight-line rental expense	3,758	3,674	(306)	16,223	1,075
Above- and below-market rent amortization	3,239	2,360	4,109	12,686	17,097

Cash Net Operating Income	$629,102	$616,412	$480,129	$2,352,571	$1,973,172

Forward-Looking Statements	Financial Supplement
Fourth Quarter 2020

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our expected investment and expansion activity, COVID-19, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2021 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2021 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2019, our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.